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                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-2768 of National Propane Partners, L.P. of our reports relating to the financial statements of National Propane Corporation and subsidiaries and of National Propane Partners, L.P. dated March 13, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings 'Selected Historical and Pro Forma Consolidated Financial and Operating Data' and 'Experts' in such Prospectus.



DELOITTE & TOUCHE LLP
Cedar Rapids, Iowa
May 31, 1996



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